                                                                  Exhibit 4.2(f)




                                FIFTH AMENDMENT
                                ---------------

          FIFTH AMENDMENT, dated as of February 14, 1994 (this "Fifth Amendment"), to the Amended and Restated Credit Agreement, dated as of March 8, 1993 (as heretofore amended, the "Credit Agreement"), among Payless Cashways, Inc., an Iowa corporation (the "Borrower"), the banks and other financial institutions parties thereto (the "Banks"), Canadian Imperial Bank of Commerce, New York Agency ("CIBC"), as Administrative Agent (in such capacity, the "Administrative Agent") and as Collateral Agent (in such capacity, the "Collateral Agent"), CIBC, The Bank of Nova Scotia and NationsBank of Texas, N.A., as Managing Agents (in such capacity, the "Managing Agents") and Bank of America National Trust and Savings Association, as Co-Agent (in such capacity, the "Co-Agent").

                             W I T N E S S E T H :
                             ---------------------

          WHEREAS, the Borrower, the Banks, the Administrative Agent, the Collateral Agent, the Letter of Credit Bank, the Managing Agents and the Co-Agent are parties to the Credit Agreement;

          WHEREAS, the Borrower has requested that the Banks amend the Credit Agreement in the manner set forth below; and

          WHEREAS, the Banks are willing to accede to the requests of the Borrower upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Borrower, the Banks, the Administrative Agent, the Collateral Agent, the Letter of Credit Bank, the Managing Agents and the Co-Agent hereby agree as follows:


          SECTION I.   DEFINED TERMS

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

          "Fifth Amendment Phase I Effective Date" means the date on which all conditions precedent specified in Section III A of this Fifth Amendment shall have been satisfied in accordance with their respective terms.

          "Fifth Amendment Phase II Effective Date" means the date, if any, occurring prior to May 14, 1994 on which all conditions precedent specified in Section II B of this Fifth Amendment shall have been satisfied in accordance with their respective terms.

          SECTION II.   AMENDMENTS

          A. PHASE I AMENDMENTS. The amendments to the Credit Agreement contained in this Section II A shall become effective on and as of the Fifth Amendment Phase I Effective Date.

          1. Definitions. (a) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Required Banks" therefrom and substituting, in lieu thereof, the following:

          "'Required Banks' means at any time Banks and Standby Participating Banks having an aggregate amount of the Revolving Commitments, Term Loan Commitments (or, after the Term Loan Commitments expire, are terminated or are fully utilized, Term Loans) and Standby Commitments which constitute at least 51% of the aggregate amount of all Revolving Commitments, Term Loan Commitments (or, after the Term Loan Commitments expire, are terminated or are fully utilized, Term Loans) and Standby Commitments then in effect or outstanding; provided that for the purposes of this definition, (a) the Commitments of any Bank shall be disregarded if and for so long as such Bank (each, a "Defaulting Bank") shall have not theretofore made available to (i) the Administrative Agent its pro rata share of a given Borrowing in accordance with Section 2.02(c) or (ii) the Letter of Credit Bank its pro rata share of a given unreimbursed reimbursement obligation in accordance with Section 3.04 and (b) the Standby Commitment of any Standby Participating Bank shall be disregarded if and for so long as such Standby Participating Bank is a Defaulting Standby Participating Bank.".

          (b) Section 1.01 of the Credit Agreement is hereby further amended by deleting the definition of "Revolving Commitment" therefrom and substituting, in lieu thereof, the following:

          "'Revolving Commitment' means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages to the Fifth Amendment (or, in the case of a Bank which becomes a party hereto after the Fifth Amendment Phase I Effective Date, in the Commitment Transfer Supplement pursuant to which such Bank becomes a party hereto) as its "Revolving Commitment", as such amount may be reduced from time to time pursuant to Sections 2.06 and 2.07 and as it may be adjusted pursuant to
     Section 10.06(c) hereof.".

          (c) Section 1.01 of the Credit Agreement is hereby further amended by deleting the definition of "Standby Letter of Credit Agreement" therefrom and substituting, in lieu thereof, the following:

          "'Standyby Letter of Credit Agreement' means the Standby Letter of Credit Issuance and Reimbursement Agreement, dated as of February 14, 1994, among the Borrower, the Standby Participating Banks and CIBC, as Issuing Bank.".

          (d) Section 1.01 of the Credit Agreement is hereby further amended by adding the following defined terms thereto in the appropriate alphabetical order:

          "'Defaulting Standby Participating Bank' has the meaning assigned to the term "Defaulting Participating Bank" in the Standby Letter of Credit Agreement.

          'Fifth Amendment' means the Fifth Amendment, dated as of February 14, 1994, to this Agreement.

          'Fifth Amendment Phase I Effective Date' means the date on which all conditions precedent specified in Section III A of the Fifth Amendment shall have been satisfied in accordance with their respective terms.

          'Required Accelerating Banks' means at any time the Required Banks; provided that for the purposes of this definition of Required Accelerating Banks only, the Standby Commitments of the Standby Participating Banks shall be disregarded in any calculation of the Required Banks at any time after the Obligations under the Standby Letter of Credit Agreement shall have been accelerated.

          'Standby Commitment' has the meaning set forth in the Standby Letter of Credit Agreement.

            'Standby Participating Bank' has the meaning assigned to the term "Participating Bank" in the Standby Letter of Credit Agreement.".

          2. Mandatory Termination or Reduction of Commitments and Mandatory Prepayments. Section 2.07(l) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof, "INTENTIONALLY DELETED".

          3. 1994 Adjustments. Article II of the Credit Agreement is hereby amended by adding at the end thereof a new Section 2.11, which new Section shall be and read as follows:

          "SECTION 2.11. 1994 Adjustments. (a) On and as of the Fifth Amendment Phase I Effective Date, each Bank's Revolving Commitment shall be as set forth opposite the name of such Bank on the signature pages to the Fifth Amendment as its "Revolving Commitment". All Banks whose Revolving Commitments have, pursuant to the Fifth Amendment, changed shall receive a new Revolving Note reflecting such change in accordance with paragraph 2 of Section III of the Fifth Amendment.

          (b) On the Fifth Amendment Phase I Effective Date, the Agent and the Banks shall make appropriate adjustments to allocate among the Banks the outstanding Revolving Loans made as CIBC Alternate Base Rate Loans in order to reflect the revised Revolving Commitments of the Banks after giving effect to the Fifth Amendment. Such adjustments may include payments being made to Banks whose Revolving Commitments are decreasing or being terminated, and advances being made by Banks whose Revolving Commitments are increasing.

          (c) On the Fifth Amendment Phase I Effective Date, the Borrower shall prepay all Revolving Loans, if any, made as Euro-Dollar Loans, and shall pay all amounts then owing under Section 4.05. Subject to the terms and conditions hereof, the Borrower may then immediately re-borrow Revolving Loans from the Banks in accordance with the revised Revolving Commitments of the Banks after giving effect to the Fifth Amendment."

          4. Events of Default. Section 8.01 of the Credit Agreement is hereby amended by (i) adding the word "or" at the end of paragraph (n) thereof and (ii) adding the following new paragraph (o) immediately after such paragraph
(n):

          "(o) any "Standby Event of Default" under the Standby Letter of Credit Agreement shall have occurred and shall be continuing;".

          5. Acceleration Clause. That portion of Section 8.01 of the Credit Agreement which follows new paragraph (o) (i.e., the text beginning with the words "then, and in every such event, the Administrative Agent shall") is hereby amended by deleting the term "Required Banks" each time such term appears therein and substituting, in lieu thereof, the term "Required Accelerating Banks".

          6. Amendments and Waivers. Section 10.05 of the Credit Agreement is hereby amended by deleting the proviso thereto and substituting, in lieu thereof, the following:

     "provided that no such amendment or waiver shall, unless signed by all the Banks (other than Defaulting Banks) affected thereby and all the Standby Participating Banks (other than Defaulting Standby Participating Banks) affected thereby, (i) increase or decrease the Revolving Commitment, Tranche A Term Commitment or Tranche B Term Commitment of any Bank or subject any Bank to any additional obligation to extend credit hereunder,
     (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the definition of "Required Banks" or "Required Accelerating Banks", (v) amend or waive any provision of this Section 10.05, (vi) change the percentage of the Revolving Commitments,Tranche A Term Commitments, Tranche B Term Commitments or Standby Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks or Standby Participating Banks, which shall be required for the Administrative Agent, the Managing Agents, the Banks or the Standby Participating Banks or any of them to take any action under this Section or any other provision of this Agreement, (vii) substitute, discharge, release or surrender all or substantially all of the Collateral except as permitted in the Credit Documents or (viii) release any Guarantee of the Bank Obligations.".

          7. Successors and Assigns; Participations; Purchasing Banks. Section 10.06(a) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting, in lieu thereof, the following:

          "(a)   This Agreement shall be binding upon and inure to the benefit of the Borrower, the Banks, the Managing Agents, the Administrative Agent, all future holders of the Notes and the Participating Interests and their respective successors and assigns, except that (i) Section 10.05 and the definition of "Required Banks" shall inure to the benefit of and be enforceable by the Standby Participating Banks and (ii) the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank and each Standby Participating Bank.".

          B. PHASE II AMENDMENTS. The amendments to the Credit Agreement contained in this Section II B shall become effective on and as of the Fifth Amendment Phase II Effective Date.

          1. Definitions. (a) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "CIBC Alternate Base Rate Margin" therefrom and substituting, in lieu thereof, the following:

          "'CIBC Alternate Base Rate Margin' means

               (a) in the case of Revolving Loans and Tranche A Term Loans, a rate per annum equal to one and one-half percent (1-1/2%); provided, that if the Debt to Capitalization Ratio on the last day of any fiscal quarter of the Borrower shall be less than or equal to .68 to 1.00 but greater than .49 to 1.00, then the CIBC Alternate Base Rate Margin shall (unless a Default or Event of Default shall be then continuing) be changed to three-quarters of one percent (3/4 of 1%) on the fifth Domestic Business Day following the date of the receipt by the Banks of the financial statements covering such fiscal quarter (or fiscal year, in the case of the last fiscal quarter of each fiscal year) pursuant to Section 7.01(a) or (b) hereof and of the related compliance certificate pursuant to Section 7.01(c) hereof and shall remain at such changed rate until the next change in such rate required by this definition; and provided, further, that if the Debt to Capitalization Ratio of the Borrower shall be equal to or less than .49 to 1.00 on the last day of any fiscal quarter of the Borrower, then the CIBC Alternate Base Rate Margin shall (unless a Default or Event of Default shall be then continuing) be changed to one-quarter of one percent (1/4 of 1%) on the fifth Domestic Business Day following the date of the receipt by the Banks of the financial statements covering such fiscal quarter (or fiscal year, in the case of the last fiscal quarter of each fiscal year) pursuant to Section 7.01(a) or (b hereof and of the related compliance certificate pursuant to Section 7.01(c) hereof and shall remain at such changed rate until the next change in such rate required by this definition; provided, finally, that if the Borrower shall fail to deliver such financial statements or compliance certificate within the time periods required pursuant to said Sections, the Debt to Capitalization Ratio for the period-end date covered thereby shall conclusively be presumed to be greater than .68 to 1.00 unless and until such financial statements and certificate are received by the Banks showing such Debt to Capitalization Ratio to be less than .68 to 1.00; and

               (b) in the case of Tranche B Term Loans, a rate per annum equal to two percent (2%); provided, that if the Debt to Capitalization Ratio on the last day of any fiscal quarter of the Borrower shall be less than or equal to .68 to 1.00, then the CIBC Alternate Base Rate Margin shall (unless a Default or Event of Default shall be then continuing) be changed to one and one-half (1-1/2%) on the fifth Domestic Business Day following the date of the receipt by the Banks of the financial statements covering such fiscal quarter (or fiscal year, in the case of the last fiscal quarter of each fiscal year) pursuant to Section 7.01(a) or (b) hereof and of the related compliance certificate pursuant to Section 7.01(c) hereof and shall remain at such changed rate until the next change in such rate required by this definition; and provided, further, that if the Borrower shall fail to deliver such financial statements or compliance certificate within the time periods required pursuant to said Sections, the Debt to Capitalization Ratio for the period-end date covered thereby shall conclusively be presumed to be greater than .68 to 1.00 unless and until such financial statements and certificate are received by the Banks showing such Debt to Capitalization Ratio to be less than .68 to 1.00.".

          (b) Section 1.01 of the Credit Agreement is hereby further amended by deleting the definition of "Euro-Dollar Margin" therefrom and substituting, in lieu thereof, the following:

          "'Euro-Dollar Margin' means

               (a) in the case of Revolving Loans and Tranche A Term Loans, a rate per annum equal to two and one-half percent (2-1/2%); provided, that if the Debt to Capitalization Ratio on the last day of any fiscal quarter of the Borrower shall be less than or equal to .68 to 1.00 but greater than .49 to 1.00, then the Euro-Dollar Margin shall (unless a Default or Event of Default shall be then continuing) be changed to one and three-quarters percent (1-3/4%) on the fifth Domestic Business Day following the date of the receipt by the Banks of the financial statements covering such fiscal quarter (or fiscal year, in the case of the last fiscal quarter of each fiscal year) pursuant to Section 7.01(a) or (b) hereof and of the related compliance certificate pursuant to Section 7.01(c) hereof and shall remain at such changed rate until the next change in such rate required by this definition; and provided, further, that if the Debt to Capitalization Ratio of the Borrower shall be equal to or less than .49 to 1.00 on the last day of any fiscal quarter of the Borrower, then the Euro-Dollar Margin shall (unless a Default or an Event of Default shall be then continuing) be changed to one and one-quarter percent (1-1/4%) on the fifth Domestic Business Day following the date of the receipt by the Banks of the financial statements covering such fiscal quarter (or fiscal year, in the case of the last fiscal quarter of each fiscal year) pursuant to Section 7.01(a) or (b) hereof and of the related compliance certificate pursuant to
     Section 7.01(c) hereof and shall remain at such changed rate until the next change in such rate required by this definition; provided, finally, that if the Borrower shall fail to deliver such financial statements or compliance certificate within the time periods required pursuant to said Sections, the Debt to Capitalization Ratio for the period-end date covered thereby shall conclusively be presumed to be greater than .68 to 1.00 unless and until such financial statements and certificate are received by the Banks showing such Debt to Capitalization Ratio to be less than .68 to 1.00; and

               (b) in the case of Tranche B Term Loans, a rate per annum equal to three percent (3%); provided, that if the Debt to Capitalization Ratio on the last day of any fiscal quarter of the Borrower shall be less than or equal to .68 to 1.00, then the Euro-Dollar Margin shall (unless a Default or Event of Default shall be then continuing) be changed to two and one-half (2-1/2%) on the fifth Domestic Business Day following the date of the receipt by the Banks of the financial statements covering such fiscal quarter (or fiscal year, in the case of the last fiscal quarter of each fiscal year) pursuant to Section 7.01(a) or (b) hereof and of the related compliance certificate pursuant to Section 7.01(c) hereof and shall remain at such changed rate until the next change in such rate required by this definition; and provided, further, that if the Borrower shall fail to deliver such financial statements or compliance certificate within the time periods required pursuant to said Sections, the Debt to Capitalization Ratio for the period-end date covered thereby shall conclusively be presumed to be greater than .68 to 1.00 unless and until such financial statements and certificate are received by the Banks showing such Debt to Capitalization Ratio to be less than .68 to 1.00.".

          (c) Section 1.01 of the Credit Agreement is hereby further amended by deleting the definition of "L/C Rate" therefrom and substituting, in lieu thereof, the following:

          "'L/C Rate' means a rate per annum equal to two and one-quarter percent (2-1/4%); provided, that if the Debt to Capitalization Ratio on the last day of any fiscal quarter of the Borrower shall be less than or equal to .68 to 1.00 but greater than .49 to 1.00, then the L/C Rate shall (unless a Default or Event of Default shall be then continuing) be changed to one and one-half (1-1/2%) on the fifth Domestic Business Day following the date of the receipt by the Banks of the financial statements covering such fiscal quarter (or fiscal year, in the case of the last fiscal quarter of each fiscal year) pursuant to Section 7.01(a) or (b) hereof and of the related compliance certificate pursuant to Section 7.01(c) hereof and shall remain at such changed rate until the next change in such rate required by this definition; and provided, further, that if the Debt to Capitalization Ratio of the Borrower shall be equal to or less than .49 to 1.00 on the last day of any fiscal quarter of the Borrower, then the L/C Rate shall (unless a Default or an Event of Default shall be then continuing) be changed to one percent (1%) on the fifth Domestic Business Day following the date of the receipt by the Banks of the financial statements covering such fiscal quarter (or fiscal year, in the case of the last fiscal quarter of each fiscal year) pursuant to Section 7.01(a) or (b) hereof and of the related compliance certificate pursuant to Section 7.01(c) hereof and shall remain at such changed rate until the next change in such rate required by this definition; provided, finally, that if the Borrower shall fail to deliver such financial statements or compliance certificate within the time periods required pursuant to said Sections, the Debt to Capitalization Ratio for the period-end date covered thereby shall conclusively be presumed to be greater than .68 to 1.00 unless and until such financial statements and certificate are received by the Banks showing such Debt to Capitalization Ratio to be less than .68 to 1.00.".

          SECTION III.  CONDITIONS PRECEDENT

          A. PHASE I CONDITIONS PRECEDENT. The amendments contained in Section II A of this Fifth Amendment shall become effective on and as of the date on which the following conditions precedent are satisfied:

          1. Amendment. The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower and each of the Banks.

          2. New Revolving Notes. The Borrower shall have executed and delivered to the Administrative Agent for the benefit of each Bank whose Revolving Commitment is, pursuant to this Fifth Amendment, being changed, in exchange for the existing Revolving Note of each such Bank, a new Revolving Note payable to the order of each such Bank in an amount equal to the Revolving Commitment of such Bank after giving effect to this Fifth Amendment. Such new Revolving Notes shall be dated the Effective Date and shall otherwise be in the form of the Revolving Notes replaced thereby.
     The Revolving Notes surrendered by the Banks shall be returned by the Administrative Agent to the Borrower marked "cancelled".

          3. Joinder Agreement. A Joinder Agreement in form and substance satisfactory to the Banks shall have been executed and delivered to the Borrower, Somerville, the Banks, the Standby Participating Banks and the Merchandise Letter of Credit Bank.

          4. Consents of Other Parties. The Borrower shall have obtained all consents required to be obtained from any Person in connection with the execution, delivery and performance of this Fifth Amendment, including, without limitation, any consent required to be obtained from Prudential or the Merchandise Letter of Credit Bank. The Administrative Agent shall have received copies of all such consents.

          5. Consent of Guarantor. Somerville shall have executed this Fifth Amendment in the appropriate space below the caption "Consent of Guarantor" on the signature pages hereto.

          6. Opinion of Counsel. The Administrative Agent shall have received an opinion of General Counsel of the Borrower, covering such matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request.

          7. Corporate Proceedings, Etc. The Administrative Agent shall have received all documents it may reasonably request relating to the corporate authority for and the validity of this Fifth Amendment and the new Revolving Notes executed pursuant hereto, and any other matters relevant hereto (including, without limitation, certified resolutions), all in form and substance satisfactory to the Administrative Agent.

          8. Phase I Amendment Fee. The Administrative Agent shall have received, on behalf of each Bank, an amendment fee equal to one-quarter of one percent (1/4 of 1%) of the excess, if any, of (i) such Bank's Revolving Commitment after giving effect to this Fifth Amendment over (ii) 77.27% of such Bank's Revolving Commitment immediately prior to giving effect to this Fifth Amendment.

          9. Conditions to Standby Facility. All conditions precedent specified in Section 4.02 of the Standby Letter of Credit Agreement shall have been satisfied.

          B.  PHASE II CONDITIONS PRECEDENT.  The amendments contained in
Section II B of this Fifth Amendment shall become effective on and as of the date occurring prior to May 14, 1994 on which the following conditions precedent are satisfied:

          1. Phase I Conditions. The Fifth Amendment Phase I Effective Date shall have occurred.

          2. Representations and Warranties True; No Default. The representations and warranties of the Borrower and its Subsidiaries contained in the Credit Documents shall be true and correct in all material respects on and as of such date, and no Default or Event of Default shall have occurred and be continuing on such date.

          3. Phase II Notice. Prior to May 14, 1994, the Administrative Agent shall have received a written notice executed by a duly authorized officer of the Borrower specifying that the Borrower has elected to cause the Fifth Amendment Phase II Effective Date to occur.

          4. Phase II Amendment Fee. The Administrative Agent shall have received, on behalf of each Bank, an amendment fee equal to one-quarter of one percent (1/4 of 1%) of the sum of such Bank's outstanding Term Loans and Revolving Commitments immediately prior to giving effect to this Fifth Amendment.

          SECTION IV.   MISCELLANEOUS

          1. Limited Effect. This Fifth Amendment is limited precisely as written and shall not be deemed (a) to be a consent to any modification or amendment of any other term or condition of the Credit Agreement or of any other term or condition of the instruments or agreements referred to therein or (b) to prejudice any other right or rights that the Administrative Agent, the

Collateral Agent, the Managing Agents, the Co-Agent or any Bank may now have or may have in the future under or in connection with the Credit Agreement or the agreements referred to therein. Except as expressly amended and modified by this Fifth Amendment, all of the provisions and covenants of the Credit Agreement are and shall continue to remain in full force and effect in accordance with the terms thereof.

          2. Counterparts. This Fifth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          3. GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          4. Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Fifth Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent. The Borrower expressly acknowledges and further agrees that nothing in the preceding sentence shall be construed to limit in any way the provisions of Section 10.03 of the Credit Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                             PAYLESS CASHWAYS, INC.


                                             By: s/Stephen A. Lightstone
                                                 ----------------------------
                                                 Title: Sr. Vice President-
                                                         Finance/Treasurer



                                             CANADIAN IMPERIAL BANK OF
                                             COMMERCE, NEW YORK AGENCY,
                                               as Administrative Agent,
                                               Collateral Agent, Managing
                                               Agent and Letter of Credit
                                               Bank


                                             By: s/ David McGowan
                                                 ----------------------------
                                                 Title: Authorized Signatory

Revolving Commitment:                        THE BANK OF NOVA SCOTIA,
$6,862,279.52                                  as Managing Agent and Bank


                                             By: s/ F. C. H. Ashby
                                                 ----------------------------
                                                 Title: Sr. Mgr. Loan Operation

Revolving Commitment:                        NATIONSBANK OF TEXAS, N.A.,
$6,862,279.52                                  as Managing Agent and Bank


                                             By: s/ Ellis Moseley
                                                 ----------------------------
                                                 Title:Sr. Vice President

Revolving Commitment:                        BANK OF AMERICA NATIONAL TRUST
$4,901,628.22                                  AND SAVINGS ASSOCIATION,
                                               as Co-Agent and Bank


                                             By: s/ Burton Queen
                                                 ----------------------------
                                                 Title:Vice President

Revolving Commitment:                        CIBC INC.
$4,901,628.22

                                             By:s/ David McGowan
                                                 ----------------------------
                                                 Title:Authorized Signatory

Revolving Commitment:                        ABN AMRO BANK N.V.
$4,405,718.57

                                             By: s/ Patricia M. Luken
                                                 ----------------------------
                                                 Title:Vice President


                                             By:
                                                 ----------------------------
                                                 Title:

Revolving Commitment:                        BANCA COMMERCIALE
$2,546,547.79                                  ITALIANA


                                             By: s/ Julian Teodori
                                                 ----------------------------
                                                 Title: Sr. Vice President


                                             By: s/ Dianna Lamb
                                                 ----------------------------
                                                 Title: Vice President

Revolving Commitment:                        BANK OF MONTREAL
$3,307,162.34

                                             By: s/ Hugh K. Brown
                                                 ----------------------------
                                                 Title: Director




Revolving Commitment:                        THE BANK OF NEW YORK
$5,870,459.43

                                             By: s/ Bruce C. Miller
                                                 ----------------------------
                                                 Title: Vice President

Revolving Commitment:                        BOATMEN'S FIRST NATIONAL
$5,870,459.43                                  BANK OF KANSAS CITY


                                             By: s/ Thomas J. Butkus
                                                 ----------------------------
                                                 Title: Vice President

Revolving Commitment:                        BANQUE PARIBAS
$3,425,392.92

                                             By: s/ Robert E. Taubenheim
                                                 ----------------------------
                                                 Title: Group Vice President


                                             By: s/ Nancy E. Borman
                                                 ----------------------------
                                                 Title: AVP

Revolving Commitment:                        DAI-ICHI KANGYO BANK
$1,960,651.29                                  LTD., CHICAGO BRANCH


                                             By: s/ Masami Tsuboi
                                                 ----------------------------
                                                 Title: Vice President

Revolving Commitment:                        FIRST BANK NATIONAL
$5,386,043.44                                  ASSOCIATION


                                             By: s/ Merri Bernhardson
                                                 ----------------------------
                                                 Title: Vice President

Revolving Commitment:                        THE FUJI BANK, LIMITED,
$3,425,392.92                                  CHICAGO BRANCH


                                             By: s/ Peter Chinnici
                                                 ----------------------------
                                                 Title: Joint Gen'l Mgr.

Revolving Commitment:                        THE INDUSTRIAL BANK OF
$4,157,763.74                                  JAPAN, LTD.


                                             By: s/ Hiroaki Nakamura
                                                 ----------------------------
                                                 Title: Joint Gen'l Mgr.

Revolving Commitment:                        THE MITSUBISHI BANK, LTD.
$1,960,651.29
                                             By: s/ Hiroaki Fuchida
                                                 ----------------------------
                                                 Title: Vice President, Mgr.

Revolving Commitment:                        MITSUI NEVITT CAPITAL
$1,960,651.29                                  CORPORATION

                                             By: s/ Jerry Parisi
                                                 ----------------------------
                                                 Title: Vice President

Revolving Commitment:                        MITSUBISHI TRUST AND
$1,960,651.29                                  BANKING CORPORATION

                                             By: s/ Akira Suzuki
                                                 ----------------------------
                                                 Title: Chief Manager

Revolving Commitment:                        NATIONAL CITY BANK
$3,290,757.34
                                             By: s/ Brian Karrip
                                                 ----------------------------
                                                 Title: Vice President

Revolving Commitment:                        PILGRIM PRIME RATE TRUST
$0.00
                                             By: s/ Michael D. Hatley
                                                 ----------------------------
                                                 Title: Asst. Portfolio Mgr.

Revolving Commitment:                        THE SUMITOMO BANK, LTD.
$4,405,718.57
                                             By: s/ Katsuyasu Jwasawa
                                                 ----------------------------
                                                 Title: Joint Gen'l Mgr.

Revolving Commitment:                        UNION BANK
$5,138,089.39
                                             By: s/ Richard A. Sutter
                                                 ----------------------------
                                                 Title: Vice President

Revolving Commitment:                        UNITED STATES NATIONAL
$2,400,073.47                                  BANK OF OREGON

                                             By: s/ Blake R. Howells
                                                 ----------------------------
                                                 Title: Vice President

Revolving Commitment:                        VAN KAMPEN MERRITT
$0.00                                          PRIME RATE INCOME TRUST

                                             By: s/ Jeffrey W. Maillet
                                                 ----------------------------
                                                 Title: Vice President


                                 CONSENT OF GUARANTOR
                                 --------------------


          The undersigned, pursuant to the Amended and Restated Guarantee, dated as of March 15, 1993, made by the undersigned in favor of Canadian Imperial Bank of Commerce, New York Agency, as Collateral Agent for the Banks, hereby consents to the provisions of the above Fifth Amendment and agrees that the Amended and Restated Guarantee remains in full force and effect after giving effect to the above Fifth Amendment.


                                             SOMERVILLE LUMBER AND SUPPLY
                                               CO., INC.
                                             By: s/ Stephen A. Lightstone
                                                 ----------------------------
                                                 Title: Treasurer